Cancer Genetics Names Healthcare Technology Industry Veteran John "Jay" Roberts as COO and Executive Vice President of Finance

▪	Mr. Roberts Brings Track Record of Value-Creation & Disciplined Growth In Healthcare Technology and Service Companies

▪	Mr. Roberts Will Fill Newly Formed Positions of Chief Operating Officer and Executive Vice President of Finance Based in New Jersey

RUTHERFORD, N.J. and HYDERABAD, India, June 27, 2016 -- Cancer Genetics, Inc. (CGIX); (“CGI” or “The Company”), a leader in enabling precision medicine for oncology through molecular markers and diagnostics, today announced that Mr. John "Jay" Roberts, MBA will join the senior executive team as COO and EVP of Finance on July 11th, 2016.

Mr. Roberts brings deep operational and financial experience to CGI with a strong track record of disciplined growth, operational excellence, and shareholder value creation in multiple public and private healthcare technology and service companies including InfoLogix, AdvantEdge Healthcare Solutions, Clarient and, most recently, VirMedica. His professional background includes a deep understanding of clinical and healthcare billing, diagnostics, clinical operations, and healthcare-focused IT. In addition, Mr. Roberts is a long-standing board member and incoming President-elect of the Drug Information Association (DIA), a neutral, global nonprofit association focused on advancing health care product development around the world by connecting stakeholders to interdisciplinary insights and innovation.

"I am looking forward to joining an esteemed team at CGI that is focused on innovation, establishing a global leadership position in oncology diagnostics, and helping to maximize the commercial potential of our assets and capabilities while ensuring we operate in an efficient manner," said Roberts. "I am very excited to join CGI at this stage in the company's evolution and I look forward to helping the team continue to build and share its vision with the broader healthcare industry."

"Jay's expertise, insights, and history of operational and financial success are exactly what we need to better capitalize on the growth opportunities in front of CGI today," said Panna Sharma, President and CEO of Cancer Genetics. "His background coupled with his operational and financial skills are the ideal complement to our executive team and will play a key role in accelerating our vision of being the oncology diagnostics leader from bench to bedside."

Mr. Roberts has a Master of Business Administration and Bachelor of Science from the University of Maine. He has served as a recognized thought leader and expert panelist for numerous publications and programs related to corporate finance and mergers and acquisitions in the healthcare industry.

ABOUT CANCER GENETICS
Cancer Genetics Inc. is a leader in enabling precision medicine in oncology from bench to bedside through the use of oncology biomarkers and molecular testing. CGI is developing a global footprint with locations in the US, India and China. We have established strong clinical research collaborations with major cancer centers such as Memorial Sloan Kettering, The Cleveland Clinic, Mayo Clinic, Keck School of Medicine at USC and the National Cancer Institute.

The Company offers a comprehensive range of laboratory services that provide critical genomic and biomarker information. Its state-of-the-art reference labs are CLIA-certified and CAP-accredited in the US and have licensure from several states including New York State.

CANCER GENETICS, INC.

For more information, please visit or follow CGI at:
Internet: http://www.cancergenetics.com
Twitter: @Cancer_Genetics
Facebook: www.facebook.com/CancerGenetics

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics Inc.’s expectations regarding the completion, timing, pricing and size of the offering described in this press release constitute forward-looking statements.
Any statements that are not historical fact (including, but not limited to, statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, risks of cancellation of customer contracts or discontinuance of trials, risks that anticipated benefits from acquisitions will not be realized, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, maintenance of intellectual property rights and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the Quarter ended March 31, 2016 along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.
Contact:
Panna Sharma
CEO & President
Cancer Genetics, Inc.
Tel: 201-528-9200
Email: panna.sharma@cgix.com

CANCER GENETICS, INC.